EXHIBIT 99.(a)(3)



                       FirstCity Financial Corporation

                              Offer to Exchange

            Each Outstanding Share of Special Preferred Stock for
        One Share of Preferred Stock, $21 Liquidation/Redemption value per share of FirstCity Financial Corporation


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THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
SEPTEMBER 29, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF SPECIAL PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME UNTIL THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

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                                                               August 31, 1998

To Our Clients:

      Enclosed for your consideration is the Offer to Exchange dated August 31, 1998 (as the same may be amended or supplemented from time to time, the "Offer to Exchange") and a related blue form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by FirstCity Financial Corporation ("FirstCity") to exchange each outstanding share of FirstCity's Special Preferred Stock, $.01 par value per share (the "Securities" or "Special Preferred Stock") for one share of the Preferred Stock, $.01 par value per share of FirstCity ("New Preferred Stock"). (Also enclosed is information relating to the redemption by FirstCity of all outstanding shares of Special Preferred Stock for $21 per share plus accrued dividends on September 30, 1998, and a related grey Letter of Transmittal. All Securities not tendered for exchange pursuant to the Exchange Offer will be redeemed by FirstCity on September 30, 1998).

      Consummation of the Exchange Offer is subject to certain conditions described in the Offer to Exchange.

      The Exchange offer is more fully described in the Offer to Exchange.

      We are the registered holder of Securities held by us for your account. A tender of any such Securities can be made only by us as the registered holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.

      Accordingly, we request instructions as to whether you wish us to tender any or all such Securities held by us for your account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal. We urge you to read the Offer to Exchange and the Letter of Transmittal carefully before instructing us to tender your Securities.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Securities for exchange on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at Midnight, New York City time, on Tuesday, September 29, 1998 unless extended (the "Expiration Date"). Securities tendered pursuant to the Exchange Offer may be withdrawn subject to the procedures described in the Offer to Exchange, at any time prior to the Expiration Date. Securities not tendered for exchange pursuant to the Exchange Offer will be redeemed by FirstCity on September 30, 1998, in accordance with the Amended and Restated Certificate of Incorporation of FirstCity.

      The Exchange Offer is for all outstanding shares of Special Preferred
Stock.

      If you wish to have us tender for exchange any or all of the Securities held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that appears below.

                 INSTRUCTIONS REGARDING THE OFFER TO EXCHANGE
           FIRSTCITY FINANCIAL CORPORATION SPECIAL PREFERRED STOCK

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of FirstCity Financial Corporation.

      This will instruct you to tender for exchange the number of shares of Securities indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offer to Exchange.

Box 1 [ ]  Please tender for exchange my Securities held by you for my account.

Box 2 [ ]  Please do not tender for exchange any Securities held by you for my account.

Date: _______________, 1998



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                     Signature(s)


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                     Please print name(s) here


Number of Shares of
Securities to be
Tendered:
________________*
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                                   Please type or print address


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                                  Area Code and Telephone Number


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                                     Taxpayer Identification or
                                        Social Security Number



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                                       My Account Number With You

*UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER FOR EXCHANGE ALL SECURITIES OF SUCH BENEFICIAL OWNER(S).





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